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                                                                  Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Education Management Corporation Retirement Plan of our reports dated August 1, 2002, with respect to the consolidated financial statements and schedule of Education Management Corporation and Subsidiaries included in its Annual Report (Form 10-K) for the year ended June 30, 2002, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
June 18, 2003